UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021

REGEN BIOPHARMA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	45-5192997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-191725

711 S. Carson Street, Suite 4, Carson City, Nevada, 89791

(Address of Principal Executive Offices)

(619) 722 5505

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2019 a complaint was filed in the Superior Court of California, County of San Diego  against  Regen Biopharma, Inc. (“Company”) ,  the Company’s Chairman, Zander Therapeutics Inc (“Zander”), and Does 1-50 by ChemDiv, Inc. (“Plaintiff”) alleging  Breach of Contract, Unfair Business Practices under the California Business and Professions Code, and  Bad Faith Denial of a Contract ( alleged solely against the Company  and DOE defendants) stemming from contract research work performed by the Plaintiff for the Company and contract research performed by the Plaintiff for Zander. The Plaintiff is also seeking a declaration from the court that the Plaintiff retains full and complete ownership, title, use, and all rights without any limits to the work, tangible property, intellectual property, and any other product or by-product of the work performed by Plaintiff for the Company and Zander. The action arises from approximately $1.2 million dollars of unpaid invoices (“Unpaid Invoices”) due and payable to the Plaintiff. The Company asserted that no portion of the Unpaid Invoices is due and payable by the Company .

On September 15, 2021 a Settlement and Release Agreement (the "Agreement") was entered into by and between CHEMDIV, INC. ("Chemdiv"), REGEN BIOPHARMA, INC. ("Regen"), ZANDER THERAPEUTICS, INC., and DAVID KOOS ("Koos").

Pursuant to the Agreement:
(a) Regen shall make payment to Chemdiv in the lump sum, gross amount of $800,000 no later than September 30,2021.

(b) Upon payment of $800,000 by Regen to Chemdiv, Chemdiv shall provide Regen with all results, compounds identified, and data generated by Chemdiv relative to its NR2F6 research conducted on behalf of or at the direction of Regen and/or Zander, together with specification of the means of conducting such research, including but not limited to protocols used in conducting such research.

(c) Upon Chemdiv’s receipt of the Eight Hundred Thousand Dollar payment from Regen by no later than September 30, 2021 Chemdiv shall cause the litigation to be dismissed with prejudice by filing the necessary requests for dismissal and taking all other steps reasonably necessary to accomplish such dismissal within ten business days of the receipt of the $800,000.

(d) In the event that payment is not made by September 30, 2021, then the Agreement is void and shall have no effect.

The foregoing description of the abovementioned Agreement is not complete and is qualified in its entirety by reference to the text of the abovementioned agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit
10.1	SETTLEMENT AGREEMENT

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOPHARMA, INC.

Dated: September 15, 2021	By: /s/ Dvid Koos

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